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                                                                      EXHIBIT 11

                               BRASS EAGLE INC.

                STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                                                      December 31,  December 31,
                                                          1997          1996
PRO FORMA BASIC NET INCOME PER SHARE


    Net income available to common stockholder          $    3,636    $      882
                                                        ==========    ==========

    Weighted average common shares outstanding           4,860,368     4,623,112

    Theoretical shares issued whose proceeds would
        have been used to pay divisional equity            377,926       419,279
                                                        ----------    ----------

    Pro forma basic weighted average shares
        outstanding                                      5,238,294     5,042,391
                                                        ==========    ==========

    Pro forma basic net income per share                $     0.69    $     0.18
                                                        ----------    ----------


DILUTED NET INCOME PER SHARE

     Net income available to common stockholders        $    3,636    $      882
                                                        ==========    ==========

     Pro forma basic weighted average common
         shares outstanding                              5,238,294     5,042,391

     Add dilutive effect of stock options                  431,710       400,931
                                                        ----------    ----------

     Weighted average dilutive common shares
          outstanding                                    5,670,004     5,443,322
                                                        ==========    ==========

             Diluted net income per share               $     0.64    $     0.16
                                                        ==========    ==========